Filed Pursuant to Rule 424(b)(2)
Registration No. 333-145109

Prospectus Supplement dated May 4, 2009

(to Prospectus dated May 4, 2009)

Chase Issuance Trust

Issuing Entity

Chase Bank USA, National Association

Sponsor, Depositor, Originator, Administrator and Servicer

CHASEseries

$5,000,000,000 Class A(2009-2) Notes

The issuing entity will issue and sell:	Class A(2009-2) Notes
Principal amount	$5,000,000,000
Interest rate	One-month LIBOR plus 1.55% per annum
Interest payment dates	15th day of each month, beginning June 15, 2009
Scheduled principal payment date	April 16, 2012
Legal maturity date	April 15, 2014
Expected issuance date	May 12, 2009
Price to public	$5,000,000,000 (or 100.0000%)
Underwriting discount	$13,750,000 (or 0.2750%)
Proceeds to the issuing entity	$4,986,250,000 (or 99.7250%)

The Class A(2009-2) notes are a tranche of the Class A notes of the CHASEseries.

For a description of how the interest rate for the Class A(2009-2) notes is determined see “Transaction Summary” and “Glossary” in this prospectus supplement and “Summary—Interest” in the accompanying prospectus.

On the closing date, the Class A(2009-2) notes (other than any Class A(2009-2) notes retained by, conveyed or transferred to, or acquired by Chase Bank USA, National Association or its affiliates) will be eligible collateral under and as defined in the Federal Reserve Bank of New York’s Term Asset-Backed Securities Loan Facility, subject to the matters discussed under “Risk Factors” in this prospectus supplement. The Class A(2009-2) notes are considered prime under the terms and conditions of the Federal Reserve Bank of New York’s Term Asset-Backed Securities Loan Facility.

The assets of the issuing entity include:

•	The collateral certificate, Series 2002-CC, issued by the First USA Credit Card Master Trust;
•	The collateral certificate, Series 2004-CC, issued by the Chase Credit Card Master Trust;
•	Credit card receivables that arise in certain revolving credit card accounts owned by Chase Bank USA, National Association; and
•	The collection account, the excess funding account and any other supplemental accounts, including the interest funding account and the principal funding account.

The assets of the issuing entity may include in the future:

•	One or more additional collateral certificates issued by credit card master trusts or other securitization special purpose entities whose assets consist primarily of credit card receivables arising in revolving credit card accounts owned by Chase Bank USA, National Association or by one of its affiliates; and
•	Additional credit card receivables that arise in revolving credit card accounts owned by Chase Bank USA, National Association or by one of its affiliates.

Enhancement for the Class A(2009-2) notes is provided in the form of outstanding subordinated notes as described in “Transaction Summary” in this prospectus supplement and in “Summary—Subordination; Credit Enhancement” in the accompanying prospectus.

Neither the SEC nor any state securities commission has approved the Class A(2009-2) notes or determined that this prospectus supplement or the accompanying prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters

J.P. Morgan

Banc of America Securities LLC

Barclays Capital

RBS

You should consider the discussion under “Risk Factors” on page S-1 of this prospectus supplement and beginning on page 11 of the accompanying prospectus before you purchase any notes.

The notes are obligations of the issuing entity only and are not interests in or obligations of Chase Bank USA, National Association, any of its affiliates or any other person or entity.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Page
Underwriting	S-4

Glossary	S-5

Annex I: Other Outstanding Classes and Tranches	A-I-1

Annex II: Outstanding First USA Master Trust Series and Chase Master Trust Series	A-II-1

Annex III: Certification as to TALF Eligibility	A-III-1

i

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the CHASEseries notes in two separate documents that progressively provide more detail: (a) this prospectus supplement, which will describe the specific terms of the Class A(2009-2) notes and (b) the accompanying prospectus, which provides specific information about the CHASEseries notes and general information about all of the notes that may be issued by the issuing entity, some of which may not apply to the Class A(2009-2) notes, and financial and other information about the issuing entity’s assets.

This prospectus supplement may be used to offer and sell the Class A(2009-2) notes only if accompanied by the prospectus.

This prospectus supplement may supplement disclosure in the accompanying prospectus. If the terms of the Class A(2009-2) notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the Class A(2009-2) notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

Transaction Summary

Issuing Entity:	Chase Issuance Trust

Sponsor, Depositor, Originator, Administrator and Servicer:	Chase Bank USA, National Association or “Chase USA”

Owner Trustee:	Wilmington Trust Company

Indenture Trustee and Collateral Agent:	Wells Fargo Bank, National Association

Expected Issuance Date:	May 12, 2009

Annual Servicing Fee:	1.5%

Clearance and Settlement:	DTC/Clearstream/Euroclear

Trust Assets:	The First USA Master Trust collateral certificate, the Chase Master Trust collateral certificate, receivables originated in MasterCard® and VISA® accounts, including recoveries on charged-off receivables and interchange

Notes Offered by this Prospectus Supplement:	Class A(2009-2)

Principal Amount:	$5,000,000,000

Anticipated Ratings: (Moody’s/Standard & Poor’s/Fitch)	Aaa/AAA/AAA

Enhancement:	subordination of the Class B notes and the Class C notes

Class A Required Subordinated Amount of Class C Notes:	8.13953% of the adjusted outstanding dollar principal amount of the Class A(2009-2) notes

Class A Required Subordinated Amount of Class B Notes:	8.13953% of the adjusted outstanding dollar principal amount of the Class A(2009-2) notes

Invested Amount of the First USA collateral certificate on Expected Issuance Date:	$5,200,000,000

Invested Amount of the Chase collateral certificate on Expected Issuance Date:	$3,200,000,000

Closing Date:	May 12, 2009

Aggregate Outstanding Dollar Principal Amount of CHASEseries notes on Expected Issuance Date (including the Class A(2009-2) notes):	$78,940,000,000

Aggregate Outstanding Dollar Principal Amount of Class A notes on Expected Issuance Date (including the Class A(2009-2) notes):	$67,550,000,000

Aggregate Outstanding Dollar Principal Amount of Class B notes on Expected Issuance Date:	$5,565,000,000

Aggregate Outstanding Dollar Principal Amount of Class C notes on Expected Issuance Date:	$5,825,000,000

Interest Rate:	One-month LIBOR plus 1.55% per annum

Initial LIBOR Determination Date:	May 8, 2009*

Interest Accrual Method:	actual/360

Interest Payment Dates:	monthly on the 15th (unless the 15th is not a business day, in which case it will be the next business day)

First Interest Payment Date:	June 15, 2009

*	For a description of LIBOR and LIBOR Determination Date, see “Glossary” on page S-5.

Scheduled Commencement of Accumulation Period:	April 1, 2011

Scheduled Principal Payment Date:	April 16, 2012

Legal Maturity Date:	April 15, 2014

Price to Public:	$5,000,000,000 (or 100.0000%)

Underwriting Discount:	$13,750,000 (or 0.2750%)

Net proceeds from the sale of the Class A(2009-2) notes net of estimated expenses:	$4,984,750,000 (or 99.6950%)

CUSIP/ISIN:	161571DJ0/US161571DJ05

TALF Considerations:	On the closing date, the Class A(2009-2) notes (other than any Class A(2009-2) notes retained by, conveyed or transferred to, or acquired by Chase USA or its affiliates) will be eligible collateral under and as defined in the Federal Reserve Bank of New York’s Term Asset-Backed Securities Loan Facility, subject to the matters discussed under “Risk Factors” in this prospectus supplement. The Class A(2009-2) notes are considered prime under the terms and conditions of the Federal Reserve Bank of New York’s Term Asset-Backed Securities Loan Facility

ABS Average Life *:	2.928 years

*	ABS average life is calculated based upon the scheduled principal payment date for the Class A(2009-2) notes.

Risk Factors

The risk factors disclosed in this section and in “Risk Factors” in the accompanying prospectus describe the principal risk factors of an investment in the Class A(2009-2) notes.

TALF eligibility may not continue after the closing date

On the closing date, the Class A(2009-2) notes (other than any Class A(2009-2) notes retained by, conveyed or transferred to, or acquired by Chase USA or its affiliates) will be eligible collateral under and as defined in the Federal Reserve Bank of New York’s Term Asset-Backed Securities Loan Facility, or TALF. The certification attached to this prospectus supplement is not a representation or undertaking that the conditions for TALF eligibility will be satisfied anytime after the closing date. The Class A(2009-2) notes may cease to be eligible collateral for new TALF loans after the closing date, including due to changes to the terms of TALF, changes in the composition of the receivables portfolio or a ratings downgrade or the Class A(2009-2) notes being placed on review or watch for downgrade by a rating agency. Although Chase USA will issue a press release if any of the eligibility requirements cease to be correct after the closing date, neither Chase USA nor the issuing entity is obligated to monitor the Class A(2009-2) notes or the receivables to determine if the Class A(2009-2) notes constitute eligible collateral at any time after the closing date. If the conditions for TALF eligibility are not satisfied on a subsequent date a purchaser who has not previously obtained a loan from the Federal Reserve Bank of New York secured by the Class A(2009-2) notes under TALF will not be able to obtain a TALF loan secured by the Class A(2009-2) notes. If you obtain a TALF loan at a time when the Class A(2009-2) notes are not eligible collateral, you will be required to replace the collateral or repay the TALF loan.

Lack of liquidity in the secondary market could limit your ability to resell the Class A(2009-2) notes

A borrower may assign all of its obligations with respect to a TALF loan to another eligible borrower with the prior consent of the Federal Reserve Bank of New York. The Federal Reserve Bank of New York will assess the eligibility of the assignee as a borrower at the time of the transfer and confirm that the assignee has executed all the requisite documentation. Since TALF loans are not expected to be assignable after December 31, 2009, the market for the Class A(2009-2) notes could be adversely affected after that date or a later date on which the Federal Reserve Bank of New York ceases making loans under TALF. It is unclear what effect TALF will have on the secondary market for the Class A(2009-2) notes and asset-backed securities generally. The Federal Reserve Bank of New York reserves the right to change the terms and conditions of TALF at any time; provided, that changes may not apply to existing TALF loans outstanding prior to the effectiveness of the amendment. In addition, there can be no assurance that the Class A(2009-2) notes will constitute eligible collateral under TALF on any date other than the closing date. Any of these effects or circumstances could limit your ability to resell the Class A(2009-2) notes and adversely affect the price of the Class A(2009-2) notes.

Investors may not be able to obtain a loan from the Federal Reserve Bank of New York

Under TALF, subject to the program terms and conditions, until December 31, 2009, the Federal Reserve Bank of New York may make loans secured by eligible asset-backed securities to eligible borrowers on a non-recourse basis. However, the Federal Reserve Bank of New York reserves the right not to extend loans to investors requesting TALF loans. An investor holding the eligible collateral that wishes to borrow under TALF must, among other things, comply with the terms and conditions of TALF, including minimum loan amounts, satisfy certain eligibility requirements and enter into arrangements with a primary dealer that will act as an agent for that investor in connection with the related TALF loan. It is expected that each primary dealer will require the related investor to enter into a customer agreement setting forth the terms and conditions of the relationship between that primary dealer and that investor before the primary dealer will agree to act as the investor’s agent in connection with the related TALF loan. None of the sponsor, the depositor, the issuing entity or any of their subsidiaries or affiliates can give you any assurances that you will be an eligible borrower or that you will be able to borrow any funds under TALF.

Failure to deliver eligible collateral in a timely manner can result in the cancellation of a TALF loan

If you have subscribed for a TALF loan from the Federal Reserve Bank of New York, and you fail to deliver any portion of the expected eligible collateral on the settlement date for that loan, that portion of the loan will be cancelled and the administrative fee that you paid will not be refunded.

Payment of the principal amount of the Class A(2009-2) notes may occur later than the maturity date of a related TALF loan

If you pledge Class A(2009-2) notes to secure a TALF loan, and the outstanding principal balance of the TALF loan is not repaid on or prior to its three year maturity date, you must repay the outstanding balance on the maturity date or surrender the notes to the Federal Reserve Bank of New York. There can be no assurance that the principal amount of the Class A(2009-2) notes will be paid in full on the scheduled principal payment date. If a TALF loan is scheduled to mature on or after the scheduled principal payment date, payment of the principal amount of the Class A(2009-2) notes could nevertheless occur later than the maturity date of the TALF loan. Consequently, you may incur a loss on your investment in the Class A(2009-2) notes or a reduced return on your investment if you are unable to refinance or resell any the Class A(2009-2) notes outstanding at the time a related TALF loan matures.

Use of Proceeds

The proceeds from the sale of the Class A(2009-2) notes offered by this prospectus supplement, in the amount of $4,986,250,000 before deduction of issuance expenses, will be paid to Chase USA. The estimated expenses are $1,500,000. Therefore, the proceeds, net of issuance expenses, will be approximately $4,984,750,000. Chase USA will use the net proceeds for its general corporate purposes.

TALF Considerations

On the closing date, the Class A(2009-2) notes (other than any Class A(2009-2) notes retained by, conveyed or transferred to, or acquired by Chase USA or its affiliates) will be “eligible collateral” under and as defined in TALF, subject to the matters discussed under “Risk Factors” in this prospectus supplement. A certification of Chase USA and the issuing entity is attached as Annex III to this prospectus supplement, and certifies, among other things, that the Class A(2009-2) notes are TALF eligible and Chase USA has executed and delivered an undertaking to the Federal Reserve Bank of New York indemnifying it and TALF LLC, a special purpose vehicle formed by the Federal Reserve Bank of New York, from any losses they may suffer if such certifications are untrue.

The amount of “eligible collateral” under TALF issued by the issuing entity, including the Class A(2009-2) notes, does not exceed the aggregate amount of U.S. dollar-denominated credit card asset-backed securities that have been issued by the sponsor and that have a maturity date falling on or between January 1, 2009 and August 12, 2009.

The ABS average life of the Class A(2009-2) notes is 2.928 years. ABS average life is calculated based upon the scheduled principal payment date for the Class A(2009-2) notes.

It is a condition to the issuance of the Class A(2009-2) notes that the following actions be taken on or prior to the closing date:

•

A nationally recognized certified public accounting firm that is registered with the Public Company Accounting Oversight Board and retained by Chase USA will provide an attestation to the Federal Reserve Bank of New York regarding management’s assertion that the Class A(2009-2) notes are TALF eligible.

•

Chase USA, as sponsor, will execute and deliver an undertaking to the Federal Reserve Bank of New York, in the form agreed with, or prescribed by, the Federal Reserve Bank of New York, no later than four days before the TALF loan settlement date, under which Chase USA will agree to indemnify the Federal Reserve Bank of New York and TALF LLC from any losses they may suffer if the certifications provided by Chase USA and the issuing entity to the Federal Reserve Bank of New York are untrue.

•

Each of Chase USA, as sponsor, and the issuing entity will execute the “Certification as to TALF Eligibility” in the form agreed with, or prescribed by, the Federal Reserve Bank of New York as of the date of this prospectus supplement, a copy of which is attached to this prospectus supplement as Appendix III.

An investor who contemplates delivering any of the Class A(2009-2) notes as collateral for a loan under TALF should consult its legal and financial advisors regarding TALF’s terms and conditions, and related requirements (including the Master Loan and Security Agreement to be entered into between the Federal Reserve Bank of New York and primary dealers, and the customer agreement to be entered into between primary dealers and investors). The Federal Reserve Bank of New York publishes the criteria for “eligible collateral”, frequently asked questions, forms of certifications and undertakings and related materials on its website at http://www.ny.frb.org/markets/talf.html.

FICO®* Scores

As of February 28, 2009, over 70% of the receivables in each of the First USA Master Trust Portfolio, Chase Master Trust Portfolio and Chase Issuance Trust related to credit card accounts where the FICO® score was greater than 660. The Class A(2009-2) notes are considered prime according to the TALF criteria, which states that credit card asset-backed securities are considered prime if 70% or more of the receivables have a FICO score greater than 660 and the FICO scores reflect performance data within the last 120 days.

For further FICO score information as well as further details regarding Chase USA’s use of FICO scores, please refer to “Chase USA’s Credit Card Portfolio—Credit Risk Management” in the accompanying prospectus.

Underwriting

Subject to the terms and conditions of the underwriting agreement for the offered notes, the issuing entity has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the offered notes opposite its name:

Underwriter	Principal Amount
J.P. Morgan Securities Inc.	$1,250,000,000
Banc of America Securities LLC	$1,250,000,000
Barclays Capital Inc.	$1,250,000,000
RBS Securities Inc.	$1,250,000,000

Total	$5,000,000,000

The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $5,000,000,000 aggregate principal amount of the offered notes if any of the offered notes are not purchased.

The underwriters have advised the issuing entity that the several underwriters propose initially to offer the offered notes to the public at the public offering price on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of 0.1650% of the principal amount of the offered notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of 0.0825% of the principal amount.

After the public offering, the public offering price and other selling terms may be changed by the underwriters.

Each underwriter of the offered notes has represented and agreed that:

•

it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom; and

•

it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of any offered notes in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 does not apply to the issuing entity.

*	FICO® is a federally registered servicemark of Fair, Isaac & Company.

In connection with the sale of the offered notes, the underwriters may engage in:

•	over-allotments, in which members of the syndicate selling the offered notes sell more notes than the issuing entity actually sold to the syndicate, creating a syndicate short position;

•	stabilizing transactions, in which purchases and sales of the offered notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•

syndicate covering transactions, in which members of the selling syndicate purchase the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•

penalty bids, by which the underwriter reclaims a selling concession from a syndicate member when any of the offered notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The issuing entity and Chase USA will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities. The issuing entity obligation to indemnify the underwriters will be limited to available finance charge collections after making all required payments and required deposits under the indenture.

The issuing entity will receive proceeds of approximately $4,986,250,000 from the sale of the offered notes. This amount represents 99.7250% of the principal amount of those notes. The issuing entity will receive this amount net of the underwriting discount of $13,750,000. The underwriting discount represents 0.2750% of the principal amount of those notes. Additional issuance expenses are estimated to be $1,500,000. The issuing entity will pay these proceeds to Chase USA which will use the proceeds as described in “Use of Proceeds” in this prospectus supplement.

J.P. Morgan Securities Inc. is a wholly owned subsidiary of JPMorgan Chase & Co. and an affiliate of Chase USA and of JPMorgan Chase Bank, National Association.

Glossary

This prospectus supplement uses defined terms such as those found below. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page 157 in the accompanying prospectus.

“LIBOR” means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Reuters Screen LIBOR01 Page or on such comparable system as is customarily used to quote LIBOR as of 11:00 a.m., London time, on that date. If this rate does not appear on Reuters Screen LIBOR01 Page or on a comparable system as is customarily used to quote LIBOR, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks selected by the beneficiary of the issuing entity at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of the banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the beneficiary of the issuing entity, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

“LIBOR Determination Date” means (1) May 8, 2009 for the period from and including the issuance date through but excluding June 15, 2009 and (2) for each interest period thereafter, the second London Business Day prior to each interest payment date on which that interest period commences.

“London Business Day” means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

“TALF” means the Term Asset-Backed Securities Loan Facility established by the Federal Reserve Bank of New York, pursuant to Section 13(3) of the Federal Reserve Act.

“Trust Portfolios” means the First USA Master Trust Portfolio, the Chase Master Trust Portfolio and the issuing entity portfolio.

Annex I

Other Outstanding Classes and Tranches

The information provided in this Annex I is an integral part of the prospectus supplement.

CHASEseries

Class A	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Scheduled Principal Payment Date	Legal Maturity Date
Class A(2002-6)	November 8, 2002	$500,000,000	One Month LIBOR + 0.19%	October 15, 2009	June 15, 2012
Class A(2003-4)	May 22, 2003	$500,000,000	One Month LIBOR + 0.25%	May 15, 2013	January 15, 2016
Class A(2003-8)	September 16, 2003	$525,000,000	One Month LIBOR + 0.25%	September 16, 2013	May 16, 2016
Class A(2004-3)	May 12, 2004	$675,000,000	One Month LIBOR + 0.17%	June 16, 2014	February 15, 2017
Class A(2004-5)	August 4, 2004/ August 9, 2004	$750,000,000	One Month LIBOR + 0.13%	July 15, 2011	March 17, 2014
Class A(2004-6)	August 31, 2004	$550,000,000	3.94%	August 17, 2009	April 16, 2012
Class A(2004-7)	September 21, 2004	$1,200,000,000	One Month LIBOR + 0.12%	September 15, 2011	May 15, 2014
Class A(2004-8)	November 4, 2004	$350,000,000	One Month LIBOR + 0.12%	January 15, 2013	September 15, 2015
Class A(2005-2)	May 4, 2005	$600,000,000	One Month LIBOR + 0.07%	April 16, 2012	December 15, 2014
Class A(2005-4)	May 31, 2005	$800,000,000	4.23%	May 17, 2010	January 15, 2013
Class A(2005-5)	June 23, 2005	$700,000,000	One Month LIBOR + 0.02%	June 15, 2009	February 15, 2012
Class A(2005-6)	August 2, 2005	$825,000,000	One Month LIBOR + 0.07%	July 16, 2012	July 15, 2014
Class A(2005-7)	August 10, 2005	$750,000,000	4.55%	January 18, 2011	March 15, 2013
Class A(2005-8)	August 25, 2005	$1,000,000,000	One Month LIBOR + 0.04%	August 16, 2010	October 15, 2012
Class A(2005-9)	September 20, 2005	$900,000,000	One Month LIBOR + 0.02%	September 15, 2009	November 15, 2011
Class A(2005-10)	October 17, 2005	$875,000,000	4.65%	October 15, 2010	December 17, 2012
Class A(2005-11)	November 3, 2005	$750,000 000	One Month LIBOR + 0.07%	October 15, 2012	December 15, 2014
Class A(2005-13)	December 20, 2005	$700,000,000	One Month LIBOR + 0.04%	December 15, 2010	February 15, 2013
Class A(2006-1)	February 16, 2006/ February 28, 2006	$3,100,000,000	One Month LIBOR + 0.04%	February 15, 2011	April 15, 2013
Class A(2006-2)	February 22, 2006	$425,000,000	5.16%	February 16, 2016	April 16, 2018
Class A(2006-3)	May 15, 2006	$1,000,000,000	One Month LIBOR -0.01%	May 15, 2009	July 15, 2011
Class A(2006-4)	August 29, 2006	$750,000,000	One Month LIBOR + 0.02%	August 15, 2011	October 15, 2013
Class A(2006-5)	October 2, 2006	$750,000,000	One Month LIBOR + 0.02%	September 15, 2011	November 15, 2013
Class A(2006-6)	October 30, 2006	$200,000,000	One Month LIBOR + 0.03%	October 15, 2015	December 15, 2017
Class A(2006-7)	December 18, 2006	$1,150,000,000	One Month LIBOR + 0.01%	December 15, 2010	February 15, 2013
Class A(2006-8)	December 18, 2006	$500,000,000	One Month LIBOR + 0.06%	December 16, 2013	February 16, 2016
Class A(2007-1)	January 25, 2007	$2,000,000,000	One Month LIBOR + 0.02%	January 18, 2011	March 15, 2013
Class A(2007-2)	February 21, 2007	$400,000,000	One Month LIBOR + 0.05%	February 15, 2017	April 15, 2019
Class A(2007-3)	February 15, 2007	$450,000,000	5.23%	February 15, 2017	April 15, 2019
Class A(2007-4)	February 22, 2007	$2,000,000,000	One Month LIBOR + 0.00%	February 16, 2010	April 16, 2012
Class A(2007-5)	April 11, 2007/ April 26, 2007/ May 22, 2007	$470,000,000	One Month LIBOR + 0.04%	March 15, 2017	March 15, 2019
Class A(2007-6)	April 26, 2007	$2,000,000,000	One Month LIBOR + 0.00%	April 15, 2010	April 16, 2012
Class A(2007-7)	May 9, 2007	$215,000,000	One Month LIBOR + 0.02%	June 16, 2014	June 15, 2017
Class A(2007-8)	May 30, 2007	$200,000,000	One Month LIBOR + 0.02%	March 16, 2015	March 15, 2017
Class A(2007-9)	June 15, 2007	$1,000,000,000	One Month LIBOR + 0.03%	June 15, 2012	June 16, 2014
Class A(2007-10)	June 29, 2007	$1,050,000,000	One Month LIBOR + 0.04%	June 15, 2012	June 16, 2014
Class A(2007-11)	July 19, 2007	$750,000,000	One Month LIBOR + 0.00%	July 15, 2010	July 16, 2012
Class A(2007-12)	August 1, 2007	$405,000,000	One Month LIBOR + 0.05%	August 15, 2017	August 15, 2019
Class A(2007-13)	July 26, 2007	$750,000,000	One Month LIBOR + 0.04%	July 16, 2012	July 15, 2014
Class A(2007-14)	September 27, 2007/ October 15, 2007	$2,025,000,000	One Month LIBOR + 0.25%	September 15, 2009	September 15, 2011
Class A(2007-15)	October 3, 2007	$1,900,000,000	4.96%	September 15, 2010	September 17, 2012
Class A(2007-16)	October 9, 2007/ October 31, 2007	$625,000,000	Three Month LIBOR + 0.30%	June 15, 2012	June 16, 2014
Class A(2007-17)	October 15, 2007	$2,000,000,000	5.12%	October 15, 2012	October 15, 2014
Class A(2007-18)	October 31, 2007	$2,000,000,000	One Month LIBOR + 0.26%	January 15, 2013	January 15, 2015
Class A(2008-1)	January 28, 2008	$2,800,000,000	One Month LIBOR + 0.45%	January 15, 2010	January 17, 2012
Class A(2008-2)	February 20, 2008	$1,035,000,000	One Month LIBOR + 0.90%	February 17, 2015	February 15, 2017

A-I-1

Class A	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Scheduled Principal Payment Date	Legal Maturity Date
Class A(2008-3)	March 17, 2008/ April 1, 2008	$910,000,000	One Month LIBOR + 1.10%	March 17, 2014	March 15, 2016
Class A(2008-4)	April 2, 2008	$830,000,000	4.65%	March 15, 2013	March 16, 2015
Class A(2008-5)	April 3, 2008	$1,225,000,000	One Month LIBOR + 0.90%	May 15, 2009	May 16, 2011
Class A(2008-6)	May 15, 2008	$750,000,000	One Month LIBOR + 1.20%	May 15, 2013	May 15, 2015
Class A(2008-7)	May 16, 2008	$1,500,000,000	One Month LIBOR + 0.65%	November 16, 2009	November 15, 2011
Class A(2008-8)	May 16, 2008	$800,000,000	One Month LIBOR + 1.20%	May 15, 2015	May 15, 2017
Class A(2008-9)	May 30, 2008	$1,500,000,000	4.26%	May 16, 2011	May 15, 2013
Class A(2008-10)	June 13, 2008	$1,250,000,000	One Month LIBOR + 0.75%	August 15, 2013	August 17, 2015
Class A(2008-11)	July 30, 2008	$400,000,000	5.40%	July 15, 2013	July 15, 2015
Class A(2008-12)	August 15, 2008	$570,000,000	One Month LIBOR + 1.30%	August 15, 2013	August 17, 2015
Class A(2008-13)	September 16, 2008	$565,000,000	Three-Month LIBOR + 1.50%	September 16, 2013	September 15, 2015
Class A(2008-14)	September 30, 2008	$250,000,000	One-Month LIBOR + 1.60%	October 15, 2013	October 15, 2015
Class A(2008-15)	September 29, 2008	$3,600,000,000	One-Month LIBOR + 1.43%	January 15, 2010	January 16, 2012
Class A(2009-1)	January 23, 2009	$3,500,000,000	One-Month LIBOR + 2.33%	February 16, 2010	February 15, 2012

Class B	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Scheduled Principal Payment Date	Legal Maturity Date
Class B(2004-1)	August 4, 2004	$250,000,000	One Month LIBOR + 0.32%	July 15, 2009	March 15, 2012
Class B(2004-2)	August 17, 2004	$300,000,000	4.37%	August 17, 2009	April 16, 2012
Class B(2005-3)	September 14, 2005	$750,000,000	One Month LIBOR + 0.20%	March 15, 2013	May 15, 2015
Class B(2005-4)	October 28, 2005	$325,000,000	One Month LIBOR + 0.22%	January 17, 2012	March 17, 2014
Class B(2005-5)	October 28, 2005	$325,000,000	One Month LIBOR + 0.22%	January 15, 2014	March 15, 2016
Class B(2006-1)	February 28, 2006	$400,000,000	One Month LIBOR + 0.15%	February 15, 2011	April 15, 2013
Class B(2006-2)	August 29, 2006	$350,000,000	One Month LIBOR + 0.10%	August 16, 2010	October 15, 2012
Class B(2007-1)	February 21, 2007	$515,000,000	One Month LIBOR + 0.25%	February 15, 2017	April 15, 2019
Class B(2008-1)	June 16, 2008	$250,000,000	One Month LIBOR + 1.77%	October 15, 2009	October 17, 2011
Class B(2008-2)	August 27, 2008	$700,000,000	One Month LIBOR + 2.73%	September 15, 2009	September 15, 2011
Class B(2009-1)*	May 12, 2009	$1,400,000,000	0%	July 15, 2009	July 15, 2011

Class C	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Scheduled Principal Payment Date	Legal Maturity Date
Class C(2003-3)	June 18, 2003	$400,000,000	4.77%	June 17, 2013	February 16, 2016
Class C(2004-2)	June 30, 2004	$165,000,000	One Month LIBOR + 0.80%	June 16, 2014	February 15, 2017
Class C(2004-3)	November 9, 2004	$200,000,000	One Month LIBOR + 0.47%	October 15, 2009	June 15, 2012
Class C(2005-1)	March 17, 2005	$425,000,000	One Month LIBOR + 0.37%	March 15, 2010	November 15, 2012
Class C(2005-2)	May 19, 2005	$150,000,000	One Month LIBOR + 0.44%	May 15, 2012	January 15, 2015
Class C(2005-3)	October 6, 2005	$120,000,000	One Month LIBOR + 0.34%	September 15, 2010	November 15, 2012
Class C(2005-4)	November 16, 2005	$300,000,000	One Month LIBOR + 0.33%	November 15, 2010	January 15, 2013
Class C(2006-1)	January 26, 2006	$250,000,000	One Month LIBOR + 0.40%	January 15, 2013	March 16, 2015
Class C(2006-2)	February 16, 2006	$350,000,000	One Month LIBOR + 0.30%	February 15, 2011	April 15, 2013
Class C(2006-4)	November 28, 2006	$335,000,000	One Month LIBOR + 0.29%	November 15, 2011	January 15, 2014
Class C(2007-1)	February 21, 2007	$405,000,000	One Month LIBOR + 0.46%	February 15, 2017	April 15, 2019
Class C(2008-1)	April 1, 2008	$250,000,000	One Month LIBOR + 4.50%	May 15, 2009	May 16, 2011
Class C(2008-2)	May 19, 2008	$250,000,000	One Month LIBOR + 3.58%	August 17, 2009	August 15, 2011
Class C(2008-3)	June 16, 2008	$250,000,000	One Month LIBOR + 2.95%	September 15, 2009	September 15, 2011
Class C(2009-1)	March 13, 2009	$425,000,000	One Month LIBOR + 13.83%	April 15, 2010	April 16, 2012
Class C(2009-2)*	May 12, 2009	$1,550,000,000	0%	July 15, 2009	July 15, 2011

*	Expected to be issued on May 12, 2009.

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Annex II

Outstanding First USA Master Trust Series and Chase Master Trust Series

The information provided in this Annex II is an integral part of the prospectus supplement.

Outstanding First USA Master Trust Series:

Series/Class	Issuance Date	Current Invested Amount	Certificate Rate	Scheduled Payment Date	Termination Date
1. Series 2002-CC	May 1, 2002	$3,000,000,000
		(expected to be $5,200,000,000 as of the issuance date)

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Outstanding Chase Master Trust Series:

Series/Class	Issuance Date	Current Invested Amount	Certificate Rate	Scheduled Payment Date	Termination Date
1. Series 2002-3
•2002-3 Certificate	May 30, 2002	$1,500,000,000			September 15, 2011
•Class A Notes	—	$1,260,000,000	One Month LIBOR + 0.17%	May 15, 2009	—
•Class B Notes	—	$105,000,000	One Month LIBOR + 0.45%	June 15, 2009	—
•Class C Notes	—	$135,000,000	One Month LIBOR + 1.03%	June 15, 2009	—
2. Series 2003-4
•2003-4 Certificate	September 19, 2003	$725,000,000			January 15, 2016
•Class A Notes	—	$609,000,000	One Month LIBOR + 0.24%	September 16, 2013	—
•Class B Notes	—	$50,750,000	One Month LIBOR + 0.65%	October 15, 2013	—
•Class C Notes	—	$65,250,000	One Month LIBOR + 1.25%	October 15, 2013	—
3. Series 2004-CC	October 20, 2004	$500,000,000
		(expected to be $3,200,000,000 as of the issuance date)
4. Series 2008-1
•Class A	May 14, 2008	$1,500,000,000	Commercial Paper Index	June 15, 2009	June 15, 2011
•Class B	—	$102,273,000	Floating Rate	—	—
•Class C	—	$102,273,000	Floating Rate	—	—

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Annex III

Certification as to TALF Eligibility

The issuer and the sponsor (collectively, “we”) hereby certify that:

1. We have reviewed the terms and conditions of the Term Asset-Backed Loan Facility (“TALF”) provided by the Federal Reserve Bank of New York (“FRBNY”). Terms used below that are defined or explained in such terms and conditions, or in FAQs or other interpretative material issued by the FRBNY, shall have the meanings provided in such terms and conditions, FAQs or other interpretative material (such terms and conditions, FAQs or other interpretative material, the “TALF Rules”).

2. After due inquiry by our appropriate officers, agents and representatives, we have determined that the securities offered hereby designated as CHASEseries Class A(2009-2) notes, CUSIP #:161571DJ0 constitute eligible collateral under TALF. In particular:

•

The securities are U.S. dollar-denominated cash (that is, not synthetic) asset-backed securities (“ABS”) that have (or have been provided on a preliminary basis, expected to be confirmed no later than the closing date) a credit rating in the highest long-term or short-term investment-grade rating category from two or more major nationally recognized statistical rating organizations (NRSROs) and do not have (including on a preliminary basis) a credit rating below the highest investment-grade rating category from a major NRSRO. Such ratings were obtained without the benefit of any third-party guarantee and are not on review or watch for downgrade.

•	The securities are cleared through The Depository Trust Company.

•

All or substantially all (defined as at least 95% of the dollar amount) of the credit exposures underlying the securities are exposures to U.S.-domiciled obligors. The underlying credit exposures are credit card loans and do not include exposures that are themselves cash or synthetic ABS. The average life is less than or equal to five years.

•	The securities are being issued to refinance existing credit card ABS, maturing in 2009 and have been issued in amounts no greater than the amount of the maturing ABS.

3. Pursuant to the TALF Rules, the independent accounting firm that is performing certain procedures for the benefit of the FRBNY in connection with this offering is required, in certain circumstances where fraud or illegal acts are suspected to have occurred, to make reports to the TALF Compliance fraud hotline. We hereby provide our consent to such accounting firm to make such reports and waive any client confidentiality provisions we would otherwise be entitled to under applicable law, rules of accountant professional responsibility or contract.

4. We understand that purchasers of the securities offered hereby that are affiliates of either the originators of assets that are securitized in this offering or the issuer or sponsor of this offering will not be able to use these securities as TALF collateral.

5. We hereby undertake that, until the maturity of the securities offered hereby, we will issue a press release and notify the FRBNY and all registered holders of the securities if we determine that the statements set forth in Item 2 above were not correct when made or have ceased to be correct. We will issue such press release and make such notification no later than 9:00 a.m. on the fourth business day after we make such determination; provided that we undertake to provide same business-day notice of any change in credit rating issued by any major NRSRO (including any change in the final rating compared to a preliminary rating) that occurs after pricing of this offering and on or prior to the closing date.

6. We hereby represent and warrant to the FRBNY and TALF LLC that (i) this prospectus and (ii) this prospectus, when taken as a whole together with all information provided by us or on our behalf to any nationally

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recognized statistical rating organization in connection with this offering, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

7. We acknowledge that the FRBNY and TALF LLC (in accepting the securities offered hereby as collateral), will rely upon this certification and will suffer damages if such certification is incorrect. The sponsor (and, if required by the terms of the form referred to below, the sponsor’s direct or indirect ultimate parent) has executed and delivered to the FRBNY an undertaking, in the form prescribed by the FRBNY, under which the sponsor (and, if applicable, its direct or indirect ultimate parent) has agreed to indemnify FRBNY and TALF LLC and their respective affiliates against losses incurred or suffered by them arising out of any misrepresentation or breach of warranty made or to be performed by us in this certification.

8. We hereby jointly and severally agree that, should the securities be pledged to the FRBNY under the Master Loan and Security Agreement established under TALF or purchased by TALF LLC and at any time fail to constitute eligible collateral under TALF (provided that, solely for purposes of the foregoing, the only failure to satisfy the ratings eligibility criteria that shall be considered shall be a failure that arises as a result of the final rating on the securities, upon issuance, being lower than the required ratings for TALF eligibility, not any subsequent downgrades) under the TALF Rules as in effect at the time the securities are issued (a “Warranty Breach”), we shall permit (i) the United States Department of the Treasury (“Treasury”) and its agents, consultants, contractors and advisors, (ii) the Special Inspector General of the Troubled Asset Relief Program, and (iii) the Comptroller General of the United States access to personnel and any books, papers, records or other data in our possession, custody or control to the extent relevant to ascertaining the cause and nature of the Warranty Breach, during normal business hours and upon reasonable notice to the Issuer or the Sponsor, as the case may be; provided that prior to disclosing any information pursuant to clause (i), (ii) or (iii), the Treasury, the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States shall have agreed, with respect to documents obtained under this agreement in furtherance of their respective functions, to follow applicable law and regulation (and the applicable customary policies and procedures, including those for inspectors general) regarding the dissemination of confidential materials, including redacting confidential information from the public version of its reports, as appropriate, and soliciting input from the Sponsor or the Issuer, as applicable, as to information that should be afforded confidentiality. In making this agreement, we understand that Treasury has represented that it has been informed by the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States that they, before making any request for access or information pursuant to their oversight and audit functions, will establish a protocol to avoid, to the extent reasonably possible, duplicative requests. Nothing in this paragraph shall be construed to limit the authority that the Special Inspector General of the Troubled Asset Relief Program or the Comptroller General of the United States have under law.

CHASE BANK USA, NATIONAL ASSOCIATION		CHASE ISSUANCE TRUST,

		By:	CHASE BANK USA, NATIONAL ASSOCIATION,

not in its individual capacity, but solely as Beneficiary on behalf of the Chase Issuance Trust

By:	/s/ Keith W. Schuck	By:	/s/ Keith W. Schuck
	Name: Keith W. Schuck		Name: Keith W. Schuck
	Title: President		Title: President

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CHASE ISSUANCE TRUST

Issuing Entity

CHASEseries

$5,000,000,000

Class A(2009-2) Notes

CHASE BANK USA, NATIONAL ASSOCIATION

Sponsor, Depositor, Originator, Administrator and Servicer

PROSPECTUS SUPPLEMENT

Underwriters

J.P. Morgan

Banc of America Securities LLC

Barclays Capital

RBS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the CHASEseries notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and accompanying prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and accompanying prospectus until August 2, 2009.